Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452

Customers Bancorp Reports Results for Third Quarter 2022

Third Quarter 2022 Results

Earnings	Earnings Per Share	Return on Assets	Return on Common Equity

$61.4 million	$1.85	1.24%	19.33%
Net Income	Diluted Earnings Per Share	ROAA	ROCE

$82.3 million	$2.48	1.64%	25.91%
Core Earnings*	Core Earnings Per Diluted Share*	Core ROAA*	Core ROCE*

$76.4 million	$2.30	1.95%	31.01%
Core Earnings, excluding PPP*	Core Earnings Per Diluted Share, excluding PPP*	Pre-tax and Pre-provision Adjusted ROAA*	Pre-tax and Pre-provision Adjusted ROCE*

Third Quarter 2022 Highlights
•Q3 2022 net income available to common shareholders was $61.4 million, or $1.85 per diluted share; ROAA was 1.24% and ROCE was 19.33%.
•Q3 2022 core earnings* were $82.3 million, or $2.48 per diluted share; Core ROAA* was 1.64% and Core ROCE* was 25.91%.
•Q3 2022 core earnings excluding Paycheck Protection Program* ("PPP") were $76.4 million, or $2.30 per diluted share, up 134.9% over Q3 2021, and bringing year-to-date core earnings (excluding PPP)* to $5.15.
•Q3 2022 adjusted pre-tax pre-provision net income* was $101.0 million; ROAA* was 1.95%, ROCE* was 31.01%.
•Year-over-year loan growth (excluding loans to mortgage companies and PPP*) was $4.5 billion, or 57.3%, led by our low-risk variable rate specialty lending verticals.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

•Year-over-year deposit growth was $551.4 million, up 3.2%. Total demand deposits increased $141.0 million, or 1.4% year-over-year. Time deposits increased $1.3 billion, or 220.0%. CBIT-related deposits had a balance of $1.9 billion at September 30, 2022, down $191.7 million from June 30, 2022.
•Q3 2022 net interest margin, tax equivalent* was 3.16%. Q3 2022 net interest margin, tax equivalent, excluding the impact of PPP loans* was 3.18%.
•Onboarded 111 new CBIT customers in Q3 2022, bringing total customers to 301.
•Total operating expenses were flat in Q3 2022 compared to Q2 2022 and down $3.8 million over Q3 2021.
•Q3 2022 benefit to provision for credit losses on loans and leases of $7.8 million was largely driven by the sale of $500.0 million of consumer installment loans, offset in part by the impact of loan growth and our recognition of weaker macroeconomic forecasts.
•Non-performing assets were $28.0 million, or 0.14% of total assets, at September 30, 2022 compared to $28.2 million, or 0.14% of total assets, at June 30, 2022 and $52.4 million, or 0.27% of total assets, at September 30, 2021. Allowance for credit losses on loans and leases equaled 466% of non-performing loans at September 30, 2022, compared to 558% at June 30, 2022 and 253% at September 30, 2021.
•Extended one-year common stock repurchase program an additional year, resulting in approximately 2.0 million shares available to be repurchased through September 2023.
•Tangible book value per share* grew year over year by $3.23, or 9.2%, despite increased AOCI losses of $157.6 million over the same time period. Tangible book value per share* has grown by 74.5% over the past 5 years.

CEO Commentary
West Reading, PA, October 26, 2022 - “We delivered another solid quarter and are extremely pleased with our third quarter results despite the challenging interest rate and economic environment,” remarked Customers Bancorp Chairman and CEO, Jay Sidhu. “We remain laser focused on our responsible organic growth strategy and have taken prudent risk management strategic actions over the past several quarters to ensure we are well positioned from a capital, credit, liquidity and earnings perspective. We are also pleased to report that we have already beat our 2022 core earnings per share, excluding PPP* target of $4.75 - $5.00. Core earnings per share, excluding PPP* for third quarter 2022 were $2.30, bringing year-to-date September 2022 core earnings per share, excluding PPP* to $5.15. In addition, core ROAA* was 1.64% and core ROCE* was 25.91% for the third quarter. Q3 2022 net interest income generated by the core bank was up 2% (~10% annualized) over Q2 2022 and 38% year-over-year. Core loan growth was led by increases in low-risk variable rate specialty lending verticals of $0.5 billion, which were largely offset by a decline in loans to mortgage companies of $0.3 billion and a sale of $0.5 billion of consumer installment loans executed as part of our balance sheet optimization initiatives. Asset quality remains exceptional and credit reserves are robust. Our loan and deposit pipelines remain strong and we are very focused on maintaining our margins, moderating our growth, improving our capital ratios, and controlling our expenses. We remain very optimistic about our future,” Mr. Jay Sidhu continued.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)		Nine Months Ended		Increase (Decrease)
	September 30, 2022	September 30, 2021			September 30, 2022	September 30, 2021
Profitability Metrics:
Net income available for common shareholders	$61,364	$110,241	$(48,877)	(44.3)%	$192,779	$201,487	$(8,708)	(4.3)%
Diluted earnings per share	$1.85	$3.25	$(1.40)	(43.1)%	$5.72	$6.02	$(0.30)	(5.0)%
Core earnings*	$82,270	$113,876	$(31,606)	(27.8)%	$217,047	$243,487	$(26,440)	(10.9)%
Core earnings per share*	$2.48	$3.36	$(0.88)	(26.2)%	$6.44	$7.27	$(0.83)	(11.4)%
Core earnings, excluding PPP*	$76,424	$32,539	$43,885	134.9%	$173,422	$112,759	$60,663	53.8%
Core earnings per share, excluding PPP*	$2.30	$0.96	$1.34	139.6%	$5.15	$3.37	$1.78	52.8%
Return on average assets ("ROAA")	1.24%	2.33%	(1.09)		1.34%	1.49%	(0.15)
Core ROAA*	1.64%	2.35%	(0.71)		1.50%	1.76%	(0.26)
Return on average common equity ("ROCE")	19.33%	40.82%	(21.49)		20.58%	26.99%	(6.41)
Core ROCE*	25.91%	42.16%	(16.25)		23.17%	32.61%	(9.44)
Adjusted pre-tax pre-provision net income*	$100,994	$167,215	$(66,221)	(39.6)%	$319,335	$340,451	$(21,116)	(6.2)%
Net interest margin, tax equivalent*	3.16%	4.59%	(1.43)		3.38%	3.55%	(0.17)
Net interest margin, tax equivalent, excluding PPP loans*	3.18%	3.24%	(0.06)		3.27%	3.17%	0.10
Loan yield, excluding PPP*	5.15%	4.42%	0.73		4.75%	4.36%	0.39
Cost of deposits	1.48%	0.42%	1.06		0.80%	0.47%	0.33
Efficiency ratio	50.00%	33.42%	16.58		43.46%	41.07%	2.39
Core efficiency ratio*	42.57%	30.36%	12.21		41.23%	37.31%	3.92
Balance Sheet Trends:
Total assets	$20,367,621	$19,108,922	$1,258,699	6.6%
Total assets, excluding PPP*	$19,212,989	$14,151,565	$5,061,424	35.8%
Total loans and leases	$15,336,688	$15,515,537	$(178,849)	(1.2)%
Total loans and leases, excluding PPP*	$14,182,056	$10,558,180	$3,623,876	34.3%
Non-interest bearing demand deposits	$2,993,793	$4,954,331	$(1,960,538)	(39.6)%
Total deposits	$17,522,438	$16,971,025	$551,413	3.2%
Capital Metrics:
Common Equity	$1,249,137	$1,146,505	$102,632	9.0%
Tangible Common Equity*	$1,245,508	$1,142,711	$102,797	9.0%
Tangible Common Equity to Tangible Assets*	6.12%	5.98%	0.14
Tangible Common Equity to Tangible Assets, excluding PPP*	6.48%	8.08%	(1.60)
Tangible Book Value per common share*	$38.35	$35.12	$3.23	9.2%
Common equity Tier 1 capital ratio (1)	10.1%	10.4%	(0.3)
Total risk based capital ratio (1)	12.8%	13.6%	(0.8)

(1) Regulatory capital ratios as of September 30, 2022 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

Customers Bank Instant Token (CBITTM)
"Despite significant market volatility that continues in the digital asset space, we are very pleased with our progress to date. In Q3 2022, we onboarded 111 new CBIT-related customers to the Digital Bank, once again beating our internal target, and bringing total customers to 301. Our digital asset-related deposits have stabilized and ended the third quarter at $1.9 billion. We continue to expect digital asset-related deposits to grow in fourth quarter 2022 as our pipelines remain strong, giving us an opportunity to further transform our deposits into a high quality, low-cost, stable and growing deposit franchise. We believe our technology, compliance and customer service and support systems remain among the best in the country," commented Mr. Sam Sidhu, President and CEO of Customers Bank.
Paycheck Protection Program (PPP)
We funded, either directly or indirectly, about 256,000 PPP loans totaling $5.2 billion in 2021, bringing total PPP loans funded to approximately 358,000 and $10.3 billion. We also earned close to $350 million of deferred origination fees from the SBA through the PPP loans, which is significantly accretive to our earnings and capital levels as these loans are forgiven by the government. In Q3 2022, we recognized $11 million of these fees in earnings, bringing total fees recognized to date to $318 million, resulting in approximately $30 million remaining to be recognized throughout 2022 and early 2023. "As we've stated previously, it is difficult to predict the timing of PPP forgiveness. We expect most of the fees to be recognized over the next two quarters," commented Customers Bancorp CFO, Carla Leibold.
Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	September 30, 2022	% of Total	June 30, 2022	% of Total	September 30, 2021	% of Total
Commercial:
Specialty lending	$5,103,974	33.3%	$4,599,640	29.4%	$1,736,966	11.2%
Other commercial & industrial	1,064,332	7.0	1,037,443	6.6	867,401	5.6
Multi-family	2,267,376	14.8	2,012,920	12.9	1,387,166	8.9
Loans to mortgage companies	1,708,587	11.1	1,975,189	12.6	2,626,483	16.9
Commercial real estate owner occupied	726,670	4.7	710,577	4.5	656,044	4.2
Loans receivable, PPP	1,154,632	7.5	1,570,160	10.0	4,957,357	32.0
Commercial real estate non-owner occupied	1,263,211	8.2	1,152,869	7.4	1,144,643	7.4
Construction	136,133	0.9	195,687	1.2	198,607	1.3
Total commercial loans and leases	13,424,915	87.5	13,254,485	84.6	13,574,667	87.5
Consumer:
Residential	466,888	3.0	460,228	2.9	260,820	1.7
Manufactured housing	46,990	0.3	48,570	0.3	55,635	0.3
Personal	1,079,267	7.0	1,641,748	10.5	1,342,650	8.7
Other	318,628	2.2	259,322	1.7	281,765	1.8
Total consumer loans	1,911,773	12.5	2,409,868	15.4	1,940,870	12.5
Total loans and leases	$15,336,688	100.0%	$15,664,353	100.0%	$15,515,537	100.0%

C&I loans and leases, including specialty lending, increased $3.6 billion, or 136.8% year-over-year, to $6.2 billion. Practically all of the increases in outstanding balances were in the low-risk variable rate secured categories of Fund Finance and Lender Finance. Multi-family loans increased $880.2 million, or 63.5%, to $2.3 billion, residential loans increased $206.1 million, or 79.0%, to $466.9 million, commercial real estate non-owner occupied loans increased $118.6 million, or 10.4% year-over-year to $1.3 billion and commercial real estate owner occupied loans increased $70.6 million, or 10.8%, to $726.7 million. These increases in loans and leases were partially offset by a decrease in total consumer installment loans of $226.5 million, or 13.9%, to $1.4 billion primarily due to the sale of a $500.0 million of consumer installment loans and a decrease in construction loans of $62.5 million, or 31.5%, to $136.1 million.

Allowance for Credit Losses on Loans and Leases

The following table presents allowance for credit losses on loans and leases (information as of the dates and periods indicated):

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2022	June 30, 2022		September 30, 2022	September 30, 2021
Allowance for credit losses on loans and leases	$130,197	$156,530	$(26,333)	$130,197	$131,496	$(1,299)
Provision (benefit) for credit losses on loans and leases	(7,836)	24,164	(32,000)	(7,836)	13,164	(21,000)
Net charge-offs (recoveries)	18,498	13,481	5,017	18,498	7,104	11,394
Annualized net charge-offs (recoveries) to average loans and leases	0.47%	0.36%		0.47%	0.17%
Coverage of credit loss reserves for loans and leases held for investment	0.95%	1.14%		0.95%	1.02%
Coverage of credit loss reserves for loans and leases held for investment, excluding PPP*	1.03%	1.28%		1.03%	1.65%

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

The increase in net charge-offs in Q3 2022 compared to Q2 2022 was primarily due to a partial charge-off of $7.0 million for one performing commercial real estate collateral dependent loan that we felt prudent in exiting at this time. Our consumer net charge-offs were flat in Q3 2022 compared to Q2 2022.
Provision (Benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2022	June 30, 2022
Provision (benefit) for credit losses on loans and leases	$(7,836)	$24,164	$(32,000)
Provision (benefit) for credit losses on unfunded commitments	254	608	(354)
Provision (benefit) for credit losses on available for sale debt securities	(158)	(317)	159
Total provision (benefit) for credit losses	$(7,740)	$24,455	$(32,195)

The benefit to provision for credit losses on loans and leases in Q3 2022 was $7.8 million, compared to provision expense of $24.2 million in Q2 2022. The benefit to provision in Q3 2022 was primarily due to the sale of $500.0 million of unsecured consumer installment loans in connection with the Company's balance sheet optimization initiatives, partially offset by loan growth and our recognition of weaker macroeconomic forecasts. This sale transaction resulted in approximately $36.8 million of release in allowance for credit losses, which is included in core earnings*. The benefit to provision for credit losses on available for sale investment securities in Q3 2022 was $0.2 million compared to $0.3 million in Q2 2022.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	September 30, 2022	June 30, 2022	Increase (Decrease)	September 30, 2022	September 30, 2021	Increase (Decrease)
Non-performing assets ("NPAs"):
Nonaccrual / non-performing loans ("NPLs")	$27,919	$28,064	$(145)	$27,919	$52,041	$(24,122)
Non-performing assets	27,965	28,150	(185)	27,965	52,377	(24,412)
NPLs to total loans and leases (1)	0.18%	0.18%		0.18%	0.34%
Reserves to NPLs (1)	466.34%	557.76%		466.34%	252.68%
NPAs to total assets	0.14%	0.14%		0.14%	0.27%

Loans and leases risk ratings:
Commercial loans and leases (1)
Pass	$10,262,647	$9,355,846	$906,801	$10,262,647	$5,586,462	$4,676,185
Special Mention	104,560	106,566	(2,006)	104,560	195,663	(91,103)
Substandard	329,878	343,175	(13,297)	329,878	260,271	69,607
Total commercial loans and leases	10,697,085	9,805,587	891,498	10,697,085	6,042,396	4,654,689
Consumer loans
Performing	1,893,977	2,392,852	(498,875)	1,893,977	1,912,393	(18,416)
Non-performing	16,680	14,556	2,124	16,680	15,810	870
Total consumer loans	1,910,657	2,407,408	(496,751)	1,910,657	1,928,203	(17,546)
Loans and leases receivable	$12,607,742	$12,212,995	$394,747	$12,607,742	$7,970,599	$4,637,143

(1)    Excludes loan receivable, PPP, as PPP loans are fully guaranteed by the Small Business Administration.
Over the last decade, we have developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, loans to mortgage companies, corporate and specialty lending lines of business, and multi-family loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite a highly adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, we employ a bottom-up data driven approach to analyze the commercial portfolio. Exposure to industry segments and CRE significantly impacted by COVID-19 initially is not substantial.
Total consumer installment loans were approximately 6.9% of total assets at September 30, 2022 and 9.9% of core loans* were supported by an allowance for credit losses of $71.7 million. At September 30, 2022, our consumer installment portfolio had the following characteristics: average original FICO score of 736, average debt-to-income of 17.9% and average borrower income of $106 thousand.
Non-performing loans at September 30, 2022 were essentially flat at 0.18% of total loans and leases, compared to 0.18% at June 30, 2022 and 0.34% at September 30, 2021.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	September 30, 2022	% of Total	June 30, 2022	% of Total	September 30, 2021	% of Total
Demand, non-interest bearing	$2,993,793	17.1%	$4,683,030	27.6%	$4,954,331	29.2%
Demand, interest bearing	7,124,663	40.7	6,644,398	39.2	5,023,081	29.6
Total demand deposits	10,118,456	57.8	11,327,428	66.8	9,977,412	58.8
Savings	592,002	3.4	640,062	3.8	1,310,343	7.7
Money market	4,913,967	28.0	4,254,205	25.1	5,090,121	30.0
Time deposits	1,898,013	10.8	723,024	4.3	593,149	3.5
Total deposits	$17,522,438	100.0%	$16,944,719	100.0%	$16,971,025	100.0%

Total deposits increased $551.4 million, or 3.2%, to $17.5 billion at September 30, 2022 as compared to a year ago. Time deposits increased $1.3 billion, or 220.0%, to $1.9 billion and total demand deposits increased $141.0 million, or 1.4%, to $10.1 billion. These increases were offset partially by decreases in savings deposits of $718.3 million, or 54.8%, to $592.0 million and money market deposits of $176.2 million, or 3.5%, to $4.9 billion. The total cost of deposits increased by 106 basis points to 1.48% in Q3 2022 from 0.42% in the prior year primarily due to higher market interest rates and a shift in deposit mix.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	September 30, 2022	June 30, 2022	September 30, 2021
Customers Bancorp, Inc.
Common Equity	$1,249,137	$1,215,596	$1,146,505
Tangible Common Equity*	1,245,508	1,211,967	1,142,711
Tangible Common Equity to Tangible Assets*	6.12%	5.99%	5.98%
Tangible Common Equity to Tangible Assets, excluding PPP*	6.48%	6.49%	8.08%
Tangible Book Value per common share*	$38.35	$37.35	$35.12
Common equity Tier 1 capital ratio (1)	10.1%	9.7%	10.4%
Total risk based capital ratio (1)	12.8%	12.6%	13.6%

(1) Regulatory capital ratios as of September 30, 2022 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

Customers Bancorp's tangible common equity* increased $102.8 million to $1.2 billion at September 30, 2022 compared to a year ago, as earnings of $291.4 million more than offset a negative impact to accumulated other comprehensive income ("AOCI") from increased unrealized losses on investment securities of $157.6 million (net of taxes). Similarly, tangible book value per common share* increased to $38.35 at September 30, 2022 from $35.12 at September 30, 2021. Customers remains well capitalized by all regulatory measures.
At the Customers Bancorp level, the total risk based capital ratio (estimate) and tangible common equity to tangible assets ratio ("TCE ratio"), excluding PPP loans*, were 12.8% and 6.48%, respectively, at September 30, 2022. "We expect our TCE ratio to be about 7.5% over the next 3 - 4 quarters, supported by growth in retained earnings and prudent balance sheet management," stated Mr. Sam Sidhu.
At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At September 30, 2022, estimated Tier 1 capital and total risk-based capital were 11.7% and 13.0%, respectively.
Key Profitability Trends
Net Interest Income
Net interest income totaled $159.0 million in Q3 2022, a decrease of $5.8 million from Q2 2022, primarily due to lower PPP interest income of $5.9 million resulting from reduced recognition of deferred fees of $4.8 million driven by lower loan forgiveness in Q3 2022. This decrease was offset in part by increased net interest income earned by the core bank of $3.5 million, up 2% (~10% annualized) over Q2 2022, including increased interest income on investment securities and core loans* of $5.1 million and $37.4 million, respectively, mostly due to higher average balances. In addition, higher expenses paid on deposits, fed funds, FHLB advances and other borrowings of $45.4 million resulted mainly from a shift in deposit mix and higher interest rates during Q3 2022. Excluding PPP loans, average interest-earning assets increased $1.0 billion. Interest-earning asset growth was primarily driven by increases in C&I loans and leases, mostly in specialty lending, and some lower-yielding multi-family loans that didn't close until Q3 2022. Compared to Q2 2022, total loan yields increased 54 basis points to 5.08% primarily due to higher interest rates on variable rate loans in specialty lending. Excluding PPP loans, the Q3 2022 total loan yield was 59 basis points higher than Q2 2022 reflecting increased interest rates and the variable rate nature of the loan portfolio.

Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2022	June 30, 2022
Interchange and card revenue	$72	$24	$48
Deposit fees	989	964	25
Commercial lease income	7,097	6,592	505
Bank-owned life insurance	3,449	1,947	1,502
Mortgage warehouse transactional fees	1,545	1,883	(338)
Gain (loss) on sale of SBA and other loans	106	1,542	(1,436)
Loss on sale of consumer installment loans	(23,465)	—	(23,465)
Loan fees	3,008	2,618	390
Mortgage banking income (loss)	125	173	(48)
Gain (loss) on sale of investment securities	(2,135)	(3,029)	894
Unrealized gain (loss) on investment securities	(259)	(203)	(56)
Unrealized gain (loss) on derivatives	563	821	(258)
Other	(112)	(586)	474
Total non-interest income	$(9,017)	$12,746	$(21,763)

Non-interest income totaled $(9.0) million for Q3 2022, a decrease of $21.8 million compared to Q2 2022. The decrease was primarily due to $23.5 million of loss realized from the sale of $500 million of consumer installment loans as part of our balance sheet optimization initiatives, which included the write-off of deferred origination costs and other transaction-related expenses, and lower gains realized on sales of SBA loans in Q3 2022 compared to Q2 2022, partially offset by higher bank-owned life insurance income primarily due to death benefits, lower realized losses from the sale of investment securities and higher commercial lease income and loan fees from continued growth.
Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2022	June 30, 2022
Salaries and employee benefits	$31,230	$25,334	$5,896
Technology, communication and bank operations	19,588	22,738	(3,150)
Professional services	6,269	7,415	(1,146)
Occupancy	2,605	4,279	(1,674)
Commercial lease depreciation	5,966	5,552	414
FDIC assessments, non-income taxes and regulatory fees	2,528	1,619	909
Loan servicing	3,851	4,341	(490)
Loan workout	217	179	38
Advertising and promotion	762	353	409
Other	3,182	4,395	(1,213)
Total non-interest expense	$76,198	$76,205	$(7)

The management of non-interest expenses remains a priority for us. However, this will not be at the expense of not making adequate investments with new technologies to support efficient and responsible growth.
Non-interest expenses totaled $76.2 million in Q3 2022, relatively unchanged from Q2 2022 and $3.8 million lower than Q3 2021. The offsetting items this quarter included a $3.2 million decrease in technology, processing and deposit servicing-related expenses mostly due to lower deposit servicing fees paid to BM Technologies, $1.7 million decrease in occupancy mostly due to $0.9 million of impairment charges for consolidation of five branches into other existing locations in Southeastern Pennsylvania recorded in Q2 2022 and $1.1 million decrease in professional fees primarily associated with the PPP loan forgiveness. These decreases were offset in part by higher salaries and employee benefits of $5.9 million primarily due to higher average headcount, incentives and $1.4 million in one-time severance expenses.

Taxes
Income tax expense from continuing operations decreased by $1.0 million to $17.9 million in Q3 2022 from $18.9 million in Q2 2022 primarily due to higher investment tax credits and death benefits on bank owned life insurance policies. The effective tax rate from continuing operations for Q3 2022 and for the nine months ended September 30, 2022 was 22%. Customers expects the full-year 2022 effective tax rate from continuing operations to be approximately 21% to 23%.
Outlook
“Looking ahead, we envision moderate sustainable and responsible organic core growth, maintenance of our margins, improved capital ratios, and higher profitability and are very optimistic about the prospects of our company. We are focused on improving the quality of our balance sheet and deposit franchise and are not focused on growth just for the sake of growth. With about $500 million of loan growth expected in our low-risk specialty lending verticals in fourth quarter 2022, we will have mostly completed our portfolio remix into lower credit risk variable rate loans. As such, we believe that our margin will likely trough in 2022 and we expect margin expansion in 2023 or through the projected rate-hike cycle. Through a combination of revenue growth and prudent expense management, we expect our efficiency ratio to be in the low to mid 40's by early 2023. Customers Bancorp stock at the close of business on October 21, 2022 was trading at $31.17, only 0.8 times tangible book value* at September 30, 2022. Even after selling $500 million of higher yielding consumer installment loans, we continue to expect over $6.00 of core earnings in 2023, two to three years ahead of our previous guidance of $6.00 by 2025/2026,” concluded Mr. Jay Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

Webcast
Date:            Thursday, October 27, 2022
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 3rd Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $20 billion in assets, making it one of the 100 largest bank holding companies in the US. Through its primary subsidiary, Customers Bank, commercial and consumer clients benefit from a full suite of technology-enabled tailored product experience delivered by best-in-class customer service. A pioneer in Banking-as-a-Service and digital banking products, Customers Bank is one of the very few banks that provides a blockchain-based 24/7/365 digital payment solution. In addition to traditional lines such as C&I lending, commercial real estate lending, and multi-family lending, Customers Bank also provides a number of national corporate banking services for Lender Finance, Fund Finance, Financial Institutions, Technology and Venture, and Healthcare clients. Major accolades include:
•#3 top-performing bank with over $10 billion in assets at year-end 2021 per S&P Global S&P Global Market Intelligence,
•#6 in top-performing banks with assets between $10 billion and 50 billion in 2021 per American Banker, and
•#21 out of the 100 largest publicly traded banks in 2022 per Forbes.
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2021, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q3 2022 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended September 30, 2022 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2022	2022	2022	2021	2021	2022	2021

GAAP Profitability Metrics:
Net income available to common shareholders (from continuing and discontinued operations)	$61,364	$56,519	$74,896	$98,647	$110,241	$192,779	$201,487
Per share amounts:
Earnings per share - basic	$1.89	$1.73	$2.27	$3.02	$3.40	$5.89	$6.26
Earnings per share - diluted	$1.85	$1.68	$2.18	$2.87	$3.25	$5.72	$6.02
Book value per common share (1)	$38.46	$37.46	$37.61	$37.32	$35.24	$38.46	$35.24
CUBI stock price (1)	$29.48	$33.90	$52.14	$65.37	$43.02	$29.48	$43.02
CUBI stock price as % of book value (1)	77%	90%	139%	175%	122%	77%	122%
Average shares outstanding - basic	32,455,814	32,712,616	32,957,033	32,625,960	32,449,853	32,706,652	32,206,547
Average shares outstanding - diluted	33,226,607	33,579,013	34,327,065	34,320,327	33,868,553	33,706,864	33,487,672
Shares outstanding (1)	32,475,502	32,449,486	32,957,847	32,913,267	32,537,976	32,475,502	32,537,976
Return on average assets ("ROAA")	1.24%	1.17%	1.63%	2.08%	2.33%	1.34%	1.49%
Return on average common equity ("ROCE")	19.33%	18.21%	24.26%	33.18%	40.82%	20.58%	26.99%
Efficiency ratio	50.00%	42.14%	39.42%	38.70%	33.42%	43.46%	41.07%
Non-GAAP Profitability Metrics (2):
Core earnings	$82,270	$59,367	$75,410	$101,213	$113,876	$217,047	$243,487
Adjusted pre-tax pre-provision net income	$100,994	$105,692	$112,649	$130,595	$167,215	$319,335	$340,451
Per share amounts:
Core earnings per share - diluted	$2.48	$1.77	$2.20	$2.95	$3.36	$6.44	$7.27
Tangible book value per common share (1)	$38.35	$37.35	$37.50	$37.21	$35.12	$38.35	$35.12
CUBI stock price as % of tangible book value (1)	77%	91%	139%	176%	122%	77%	122%
Core ROAA	1.64%	1.23%	1.64%	2.13%	2.35%	1.50%	1.76%
Core ROCE	25.91%	19.13%	24.43%	34.04%	42.16%	23.17%	32.61%
Adjusted ROAA - pre-tax and pre-provision	1.95%	2.11%	2.39%	2.70%	3.36%	2.14%	2.37%
Adjusted ROCE - pre-tax and pre-provision	31.01%	33.37%	35.89%	43.25%	60.81%	33.40%	44.30%
Net interest margin, tax equivalent	3.16%	3.39%	3.60%	4.14%	4.59%	3.38%	3.55%
Net interest margin, tax equivalent, excluding PPP loans	3.18%	3.32%	3.32%	3.12%	3.24%	3.27%	3.17%
Core efficiency ratio	42.57%	41.74%	39.47%	38.14%	30.36%	41.23%	37.31%
Asset Quality:
Net charge-offs	$18,498	$13,481	$7,226	$7,582	$7,104	$39,205	$26,216
Annualized net charge-offs to average total loans and leases	0.47%	0.36%	0.21%	0.21%	0.17%	0.36%	0.22%
Non-performing loans ("NPLs") to total loans and leases (1)	0.18%	0.18%	0.31%	0.34%	0.34%	0.18%	0.34%
Reserves to NPLs (1)	466.34%	557.76%	333.15%	277.72%	252.68%	466.34%	252.68%
Non-performing assets ("NPAs") to total assets	0.14%	0.14%	0.23%	0.25%	0.27%	0.14%	0.27%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	11.73%	11.46%	11.60%	11.83%	12.77%	11.73%	12.77%
Tier 1 capital to risk-weighted assets	11.73%	11.46%	11.60%	11.83%	12.77%	11.73%	12.77%
Total capital to risk-weighted assets	12.98%	12.91%	13.03%	13.11%	14.16%	12.98%	14.16%
Tier 1 capital to average assets (leverage ratio)	8.10%	8.09%	8.21%	7.93%	8.66%	8.10%	8.66%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q3 2022 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of September 30, 2022, our regulatory capital ratios reflected 75%, or $46.2 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Nine Months Ended
	Q3	Q2	Q1	Q4	Q3	September 30,
	2022	2022	2022	2021	2021	2022	2021
Interest income:
Loans and leases	$200,457	$168,941	$157,175	$198,000	$233,097	$526,573	$538,822
Investment securities	30,546	25,442	20,295	15,202	8,905	76,283	25,211
Other	4,913	1,951	6,006	835	849	12,870	2,814
Total interest income	235,916	196,334	183,476	214,037	242,851	615,726	566,847

Interest expense:
Deposits	65,380	22,781	13,712	15,415	15,915	101,873	47,226
FHLB advances	4,684	2,316	—	51	5	7,000	6,160
Subordinated debt	2,689	2,689	2,689	2,688	2,689	8,067	8,067
FRB PPP liquidity facility, federal funds purchased and other borrowings	4,131	3,696	2,376	2,189	4,350	10,203	14,014
Total interest expense	76,884	31,482	18,777	20,343	22,959	127,143	75,467
Net interest income	159,032	164,852	164,699	193,694	219,892	488,583	491,380
Provision (benefit) for credit losses	(7,994)	23,847	15,997	13,890	13,164	31,850	13,536
Net interest income after provision (benefit) for credit losses	167,026	141,005	148,702	179,804	206,728	456,733	477,844

Non-interest income:
Interchange and card revenue	72	24	76	84	83	172	252
Deposit fees	989	964	940	1,026	994	2,893	2,748
Commercial lease income	7,097	6,592	5,895	5,378	5,213	19,584	15,729
Bank-owned life insurance	3,449	1,947	8,326	1,984	1,988	13,722	6,432
Mortgage warehouse transactional fees	1,545	1,883	2,015	2,262	3,100	5,443	10,612
Gain (loss) on sale of SBA and other loans	106	1,542	1,507	2,493	5,359	3,155	8,834
Loss on sale of consumer installment loans	(23,465)	—	—	—	—	(23,465)	—
Loan fees	3,008	2,618	2,545	2,513	1,909	8,171	5,015
Mortgage banking income (loss)	125	173	481	262	425	779	1,274
Gain (loss) on sale of investment securities	(2,135)	(3,029)	(1,063)	(49)	6,063	(6,227)	31,441
Unrealized gain (loss) on investment securities	(259)	(203)	(276)	—	—	(738)	2,720
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	(2,840)
Unrealized gain (loss) on derivatives	563	821	964	586	524	2,348	2,622
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	(24,467)
Other	(112)	(586)	(212)	452	(72)	(910)	504
Total non-interest income	(9,017)	12,746	21,198	16,991	25,586	24,927	60,876

Non-interest expense:
Salaries and employee benefits	31,230	25,334	26,607	29,940	26,268	83,171	78,262
Technology, communication and bank operations	19,588	22,738	24,068	22,657	21,281	66,394	60,887
Professional services	6,269	7,415	6,956	7,058	6,871	20,640	19,630
Occupancy	2,605	4,279	3,050	4,336	2,704	9,934	7,807
Commercial lease depreciation	5,966	5,552	4,942	4,625	4,493	16,460	13,199
FDIC assessments, non-income taxes and regulatory fees	2,528	1,619	2,383	2,427	2,313	6,530	7,634
Loan servicing	3,851	4,341	2,371	4,361	4,265	10,563	6,402
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loan workout	217	179	(38)	226	198	358	39
Advertising and promotion	762	353	315	344	302	1,430	1,176
Deposit relationship adjustment fees	—	—	—	—	6,216	—	6,216
Other	3,182	4,395	3,153	5,574	5,098	10,730	11,089
Total non-interest expense	76,198	76,205	73,807	81,548	80,009	226,210	212,759
Income before income tax expense	81,811	77,546	96,093	115,247	152,305	255,450	325,961
Income tax expense	17,899	18,896	19,332	12,993	36,263	56,127	73,947
Net income from continuing operations	$63,912	$58,650	$76,761	$102,254	$116,042	$199,323	$252,014

			(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)						Nine Months Ended
	Q3	Q2	Q1	Q4	Q3	September 30,
	2022	2022	2022	2021	2021	2022	2021
Loss from discontinued operations before income taxes	$—	$—	$—	$—	$—	$—	$(20,354)
Income tax expense (benefit) from discontinued operations	—	—	—	1,585	—	—	17,682
Net loss from discontinued operations	—	—	—	(1,585)	—	—	(38,036)
Net income	63,912	58,650	76,761	100,669	116,042	199,323	213,978
Preferred stock dividends	2,548	2,131	1,865	2,022	2,981	6,544	9,671
Loss on redemption of preferred stock	—	—	—	—	2,820	—	2,820
Net income available to common shareholders	$61,364	$56,519	$74,896	$98,647	$110,241	$192,779	$201,487

Basic earnings per common share from continuing operations	$1.89	$1.73	$2.27	$3.07	$3.40	$5.89	$7.44
Basic earnings per common share	1.89	1.73	2.27	3.02	3.40	5.89	6.26
Diluted earnings per common share from continuing operations	1.85	1.68	2.18	2.92	3.25	5.72	7.15
Diluted earnings per common share	1.85	1.68	2.18	2.87	3.25	5.72	6.02

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
ASSETS
Cash and due from banks	$41,520	$66,703	$55,515	$35,238	$51,169
Interest earning deposits	362,945	178,475	219,085	482,794	1,000,885
Cash and cash equivalents	404,465	245,178	274,600	518,032	1,052,054
Investment securities, at fair value	2,943,694	3,144,882	4,169,853	3,817,150	1,866,697
Investment securities held to maturity	886,294	495,039	—	—	—
Loans held for sale	5,224	6,595	3,003	16,254	29,957
Loans receivable, mortgage warehouse, at fair value	1,569,090	1,874,603	1,755,758	2,284,325	2,557,624
Loans receivable, PPP	1,154,632	1,570,160	2,195,902	3,250,008	4,957,357
Loans and leases receivable	12,607,742	12,212,995	10,118,855	9,018,298	7,970,599
Allowance for credit losses on loans and leases	(130,197)	(156,530)	(145,847)	(137,804)	(131,496)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	15,201,267	15,501,228	13,924,668	14,414,827	15,354,084
FHLB, Federal Reserve Bank, and other restricted stock	64,112	74,626	54,553	64,584	57,184
Accrued interest receivable	107,621	98,727	94,669	92,239	93,514
Bank premises and equipment, net	6,610	6,755	8,233	8,890	9,944
Bank-owned life insurance	336,130	335,153	332,239	333,705	331,423
Goodwill and other intangibles	3,629	3,629	3,678	3,736	3,794
Other assets	408,575	340,184	298,212	305,611	310,271
Total assets	$20,367,621	$20,251,996	$19,163,708	$19,575,028	$19,108,922

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$2,993,793	$4,683,030	$4,594,428	$4,459,790	$4,954,331
Interest bearing deposits	14,528,645	12,261,689	11,821,132	12,318,134	12,016,694
Total deposits	17,522,438	16,944,719	16,415,560	16,777,924	16,971,025
Federal funds purchased	365,000	770,000	700,000	75,000	—
FHLB advances	500,000	635,000	—	700,000	—
Other borrowings	123,515	123,450	223,230	223,086	223,151
Subordinated debt	181,882	181,812	181,742	181,673	181,603
Accrued interest payable and other liabilities	287,855	243,625	265,770	251,128	448,844
Total liabilities	18,980,690	18,898,606	17,786,302	18,208,811	17,824,623

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	34,948	34,922	34,882	34,722	33,818
Additional paid in capital	549,066	545,670	542,402	542,391	525,894
Retained earnings	898,511	837,147	780,628	705,732	607,085
Accumulated other comprehensive income (loss), net	(156,126)	(124,881)	(62,548)	(4,980)	1,488
Treasury stock, at cost	(77,262)	(77,262)	(55,752)	(49,442)	(21,780)
Total shareholders' equity	1,386,931	1,353,390	1,377,406	1,366,217	1,284,299
Total liabilities and shareholders' equity	$20,367,621	$20,251,996	$19,163,708	$19,575,028	$19,108,922

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$528,001	$2,949	2.22%	$434,950	$919	0.85%	$1,279,983	$490	0.15%
Investment securities (1)	3,770,922	30,546	3.24%	4,104,463	25,442	2.48%	1,511,319	8,905	2.36%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	5,064,730	64,753	5.07%	4,068,175	39,160	3.86%	1,732,323	16,393	3.75%
Other commercial & industrial loans (2)	1,585,136	18,794	4.70%	1,509,655	14,706	3.91%	1,292,297	12,259	3.76%
Commercial loans to mortgage companies	1,623,624	17,092	4.18%	1,898,554	15,615	3.30%	2,658,020	21,065	3.14%
Multi-family loans	2,206,953	20,427	3.67%	1,845,527	17,313	3.76%	1,443,846	13,259	3.64%
Loans receivable, PPP	1,349,403	14,666	4.31%	1,863,429	20,572	4.43%	5,778,367	117,102	8.04%
Non-owner occupied commercial real estate loans	1,372,244	15,595	4.51%	1,307,995	12,749	3.91%	1,346,629	12,656	3.73%
Residential mortgages	513,694	5,008	3.87%	515,612	4,898	3.81%	325,851	2,874	3.50%
Installment loans	1,938,199	44,122	9.03%	1,909,551	43,928	9.23%	1,615,411	37,489	9.21%
Total loans and leases (3)	15,653,983	200,457	5.08%	14,918,498	168,941	4.54%	16,192,744	233,097	5.71%
Other interest-earning assets	68,549	1,964	11.37%	68,025	1,032	6.09%	49,780	359	2.86%
Total interest-earning assets	20,021,455	235,916	4.68%	19,525,936	196,334	4.03%	19,033,826	242,851	5.06%
Non-interest-earning assets	492,911			530,084			705,514
Total assets	$20,514,366			$20,056,020			$19,739,340
Liabilities
Interest checking accounts	6,669,787	33,685	2.00%	6,409,617	13,644	0.85%	4,537,421	7,677	0.67%
Money market deposit accounts	5,789,991	24,348	1.67%	4,704,767	7,523	0.64%	5,131,433	5,569	0.43%
Other savings accounts	625,908	1,818	1.15%	695,176	758	0.44%	1,376,077	1,750	0.50%
Certificates of deposit	1,141,970	5,529	1.92%	530,180	856	0.65%	614,404	919	0.59%
Total interest-bearing deposits (4)	14,227,656	65,380	1.82%	12,339,740	22,781	0.74%	11,659,335	15,915	0.54%
Federal funds purchased	513,011	2,871	2.22%	642,747	1,429	0.89%	—	—	—%
FRB PPP liquidity facility	—	—	—%	—	—	—%	2,788,897	2,460	0.35%
Borrowings	874,497	8,633	3.92%	940,068	7,272	3.10%	371,077	4,584	4.90%
Total interest-bearing liabilities	15,615,164	76,884	1.95%	13,922,555	31,482	0.91%	14,819,309	22,959	0.62%
Non-interest-bearing deposits (4)	3,245,963			4,491,574			3,335,198
Total deposits and borrowings	18,861,127		1.62%	18,414,129		0.69%	18,154,507		0.50%
Other non-interest-bearing liabilities	255,735			259,279			310,519
Total liabilities	19,116,862			18,673,408			18,465,026
Shareholders' equity	1,397,504			1,382,612			1,274,314
Total liabilities and shareholders' equity	$20,514,366			$20,056,020			$19,739,340
Net interest income		159,032			164,852			219,892
Tax-equivalent adjustment (5)		334			270			290
Net interest earnings		$159,366			$165,122			$220,182
Interest spread			3.06%			3.35%			4.56%
Net interest margin			3.16%			3.38%			4.58%
Net interest margin tax equivalent (5)			3.16%			3.39%			4.59%
Net interest margin tax equivalent excl. PPP (6)			3.18%			3.32%			3.24%

				(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 1.48%, 0.54% and 0.42% for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Non-GAAP tax-equivalent basis, as described in note (5) for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$595,305	$4,197	0.94%	$1,034,923	$980	0.13%
Investment securities (1)	3,969,809	76,283	2.56%	1,461,070	25,211	2.30%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	3,963,180	127,304	4.29%	1,560,615	43,658	3.74%
Other commercial & industrial loans (2)	1,496,772	46,768	4.18%	1,357,028	38,631	3.81%
Commercial loans to mortgage companies	1,785,495	46,713	3.50%	2,837,549	65,925	3.11%
Multi-family loans	1,863,915	51,506	3.69%	1,560,565	44,120	3.78%
Loans receivable, PPP	1,946,651	72,132	4.95%	5,515,819	197,071	4.78%
Non-owner occupied commercial real estate loans	1,331,037	40,551	4.07%	1,354,745	38,637	3.81%
Residential mortgages	482,263	13,586	3.77%	348,369	9,486	3.64%
Installment loans	1,881,160	128,013	9.10%	1,470,024	101,294	9.21%
Total loans and leases (3)	14,750,473	526,573	4.77%	16,004,714	538,822	4.50%
Other interest-earning assets	62,955	8,673	NM (7)	62,205	1,834	3.94%
Total interest-earning assets	19,378,542	615,726	4.25%	18,562,912	566,847	4.08%
Non-interest-earning assets	526,437			632,202
Total assets	$19,904,979			$19,195,114
Liabilities
Interest checking accounts	$6,286,224	$55,059	1.17%	$3,584,223	$19,929	0.74%
Money market deposit accounts	5,128,270	36,545	0.95%	4,811,540	17,278	0.48%
Other savings accounts	732,801	3,359	0.61%	1,415,595	6,227	0.59%
Certificates of deposit	710,130	6,910	1.30%	646,257	3,792	0.78%
Total interest-bearing deposits (4)	12,857,425	101,873	1.06%	10,457,615	47,226	0.60%
Federal funds purchased	416,344	4,374	1.40%	29,286	15	0.07%
FRB PPP liquidity facility	—	—	—%	3,525,560	9,229	0.35%
Borrowings	783,644	20,896	3.57%	659,334	18,997	3.85%
Total interest-bearing liabilities	14,057,413	127,143	1.21%	14,671,795	75,467	0.69%
Non-interest-bearing deposits (4)	4,206,778			3,016,837
Total deposits and borrowings	18,264,191		0.93%	17,688,632		0.57%
Other non-interest-bearing liabilities	250,783			295,752
Total liabilities	18,514,974			17,984,384
Shareholders' equity	1,390,005			1,210,730
Total liabilities and shareholders' equity	$19,904,979			$19,195,114
Net interest income		488,583			491,380
Tax-equivalent adjustment (5)		843			871
Net interest earnings		$489,426			$492,251
Interest spread			3.32%			3.51%
Net interest margin			3.37%			3.54%
Net interest margin tax equivalent (5)			3.38%			3.55%
Net interest margin tax equivalent excl. PPP (6)			3.27%			3.17%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 0.80% and 0.47% for the nine months ended September 30, 2022 and 2021, respectively.

	(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the nine months ended September 30, 2022 and 2021, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Non-GAAP tax-equivalent basis as described in note (5), for the nine months ended September 30, 2022 and 2021, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(7) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Commercial:
Commercial & industrial:
Specialty lending	$5,103,974	$4,599,640	$2,973,544	$2,403,991	$1,736,966
Other commercial & industrial	1,064,332	1,037,443	947,895	942,679	867,401
Multi-family	2,267,376	2,012,920	1,705,027	1,486,308	1,387,166
Loans to mortgage companies	1,708,587	1,975,189	1,830,121	2,362,438	2,626,483
Commercial real estate owner occupied	726,670	710,577	701,893	654,922	656,044
Loans receivable, PPP	1,154,632	1,570,160	2,195,902	3,250,008	4,957,357
Commercial real estate non-owner occupied	1,263,211	1,152,869	1,140,311	1,121,238	1,144,643
Construction	136,133	195,687	161,024	198,981	198,607
Total commercial loans and leases	13,424,915	13,254,485	11,655,717	12,420,565	13,574,667
Consumer:
Residential	466,888	460,228	469,426	350,984	260,820
Manufactured housing	46,990	48,570	50,669	52,861	55,635
Installment:
Personal	1,079,267	1,641,748	1,618,096	1,433,538	1,342,650
Other	318,628	259,322	279,610	310,937	281,765
Total consumer loans	1,911,773	2,409,868	2,417,801	2,148,320	1,940,870
Total loans and leases	$15,336,688	$15,664,353	$14,073,518	$14,568,885	$15,515,537

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Demand, non-interest bearing	$2,993,793	$4,683,030	$4,594,428	$4,459,790	$4,954,331
Demand, interest bearing	7,124,663	6,644,398	5,591,468	6,488,406	5,023,081
Total demand deposits	10,118,456	11,327,428	10,185,896	10,948,196	9,977,412
Savings	592,002	640,062	802,395	973,317	1,310,343
Money market	4,913,967	4,254,205	4,981,077	4,349,073	5,090,121
Time deposits	1,898,013	723,024	446,192	507,338	593,149
Total deposits	$17,522,438	$16,944,719	$16,415,560	$16,777,924	$16,971,025

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of September 30, 2022					As of June 30, 2022					As of September 30, 2021
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialty lending (1)	$6,307,803	$4,078	$15,131	0.06%	371.04%	$5,737,670	$4,061	$11,081	0.07%	272.86%	$2,673,226	$6,951	$10,860	0.26%	156.24%
Multi-family	2,263,268	1,158	14,244	0.05%	1230.05%	2,008,784	1,153	9,765	0.06%	846.92%	1,369,876	24,524	4,397	1.79%	17.93%
Commercial real estate owner occupied	726,670	2,198	6,220	0.30%	282.98%	710,577	2,913	4,745	0.41%	162.89%	656,044	2,412	3,617	0.37%	149.96%
Commercial real estate non-owner occupied	1,263,211	—	11,332	—%	—%	1,152,869	—	8,880	—%	—%	1,144,643	2,845	7,375	0.25%	259.23%
Construction	136,133	—	1,614	—%	—%	195,687	—	1,179	—%	—%	198,607	—	886	—%	—%
Total commercial loans and leases receivable	10,697,085	7,434	48,541	0.07%	652.96%	9,805,587	8,127	35,650	0.08%	438.66%	6,042,396	36,732	27,135	0.61%	73.87%
Residential	465,772	6,438	5,453	1.38%	84.70%	457,768	6,258	5,578	1.37%	89.13%	248,153	7,738	1,912	3.12%	24.71%
Manufactured housing	46,990	2,584	4,482	5.50%	173.45%	48,570	3,071	4,080	6.32%	132.86%	55,635	3,520	4,410	6.33%	125.28%
Installment	1,397,895	6,848	71,721	0.49%	1047.33%	1,901,070	5,965	111,222	0.31%	1864.58%	1,624,415	3,544	98,039	0.22%	2766.34%
Total consumer loans receivable	1,910,657	15,870	81,656	0.83%	514.53%	2,407,408	15,294	120,880	0.64%	790.38%	1,928,203	14,802	104,361	0.77%	705.05%
Loans and leases receivable (1)	12,607,742	23,304	130,197	0.18%	558.69%	12,212,995	23,421	156,530	0.19%	668.33%	7,970,599	51,534	131,496	0.65%	255.16%
Loans receivable, PPP	1,154,632	—	—	—%	—%	1,570,160	—	—	—%	—%	4,957,357	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	1,569,090	—	—	—%	—%	1,874,603	—	—	—%	—%	2,557,624	—	—	—%	—%
Total loans held for sale	5,224	4,615	—	88.34%	—%	6,595	4,643	—	70.40%	—%	29,957	507	—	1.69%	—%
Total portfolio	$15,336,688	$27,919	$130,197	0.18%	466.34%	$15,664,353	$28,064	$156,530	0.18%	557.76%	$15,515,537	$52,041	$131,496	0.34%	252.68%
(1) Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2022	2022	2022	2021	2021	2022	2021
Loan type
Commercial & industrial, including specialty lending	$2,581	$(416)	$(59)	$240	$116	$2,106	$208
Multi-family	—	1,990	(337)	—	—	1,653	1,132
Commercial real estate owner occupied	—	(42)	(7)	66	50	(49)	183
Commercial real estate non-owner occupied	4,831	159	(8)	(14)	943	4,982	874
Construction	(10)	(103)	(113)	(3)	(3)	(226)	(122)
Residential	(13)	(39)	(2)	(6)	54	(54)	82
Installment	11,109	11,932	7,752	7,299	5,944	30,793	23,859
Total net charge-offs (recoveries) from loans held for investment	$18,498	$13,481	$7,226	$7,582	$7,104	$39,205	$26,216

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Nine Months Ended September 30,
	Q3 2022		Q2 2022		Q1 2022		Q4 2021		Q3 2021		2022		2021
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$61,364	$1.85	$56,519	$1.68	$74,896	$2.18	$98,647	$2.87	$110,241	$3.25	$192,779	$5.72	$201,487	$6.02
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	—	—	1,585	0.05	—	—	—	—	38,036	1.14
Severance expense	1,058	0.03	—	—	—	—	—	—	—	—	1,058	0.03	1,517	0.05
Impairments on fixed assets and leases	126	0.00	705	0.02	220	0.01	1,118	0.03	—	—	1,051	0.03	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	—	—	—	—	320	0.01
Loss on sale of consumer installment loans	18,221	0.55	—	—	—	—	—	—	—	—	18,221	0.54	—	—
Legal reserves	—	—	—	—	—	—	—	—	897	0.03	—	—	897	0.03
(Gains) losses on investment securities	1,859	0.06	2,494	0.07	1,030	0.03	43	0.00	(4,591)	(0.14)	5,383	0.16	(26,058)	(0.78)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	—	—	—	—	—	—	2,150	0.06
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	—	—	—	—	18,716	0.56
Derivative credit valuation adjustment	(358)	(0.01)	(351)	(0.01)	(736)	(0.02)	(180)	(0.01)	(198)	(0.01)	(1,445)	(0.04)	(1,105)	(0.03)
Deposit relationship adjustment fees	—	—	—	—	—	—	—	—	4,707	0.14	—	—	4,707	0.14
Loss on redemption of preferred stock	—	—	—	—	—	—	—	—	2,820	0.08	—	—	2,820	0.08
Core earnings	$82,270	$2.48	$59,367	$1.77	$75,410	$2.20	$101,213	$2.95	$113,876	$3.36	$217,047	$6.44	$243,487	$7.27

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Earnings, excluding PPP - Customers Bancorp											Nine Months Ended September 30,
	Q3 2022		Q2 2022		Q1 2022		Q4 2021		Q3 2021		2022		2021
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$61,364	$1.85	$56,519	$1.68	$74,896	$2.18	$98,647	$2.87	$110,241	$3.25	$192,779	$5.72	$201,487	$6.02
Less: PPP net income (after tax)	5,846	0.18	13,066	0.39	24,713	0.72	64,323	1.87	81,337	2.40	43,625	1.29	130,728	3.90
Net income to common shareholders, excluding PPP	55,518	1.67	43,453	1.29	50,183	1.46	34,324	1.00	28,904	0.85	149,154	4.43	70,759	2.11
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	—	—	1,585	0.05	—	—	—	—	38,036	1.14
Severance expense	1,058	0.03	—	—	—	—	—	—	—	—	1,058	0.03	1,517	0.05
Impairments on fixed assets and leases	126	0.00	705	0.02	220	0.01	1,118	0.03	—	—	1,051	0.03	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	—	—	—	—	320	0.01
Loss on sale of consumer installment loans	18,221	0.55	—	—	—	—	—	—	—	—	18,221	0.54	—	—
Legal reserves	—	—	—	—	—	—	—	—	897	0.03	—	—	897	0.03
(Gains) losses on investment securities	1,859	0.06	2,494	0.07	1,030	0.03	43	0.00	(4,591)	(0.14)	5,383	0.16	(26,058)	(0.78)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	—	—	—	—	—	—	2,150	0.06
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	—	—	—	—	18,716	0.56
Derivative credit valuation adjustment	(358)	(0.01)	(351)	(0.01)	(736)	(0.02)	(180)	(0.01)	(198)	(0.01)	(1,445)	(0.04)	(1,105)	(0.03)
Deposit relationship adjustment fees	—	—	—	—	—	—	—	—	4,707	0.14	—	—	4,707	0.14
Loss on redemption of preferred stock	—	—	—	—	—	—	—	—	2,820	0.08	—	—	2,820	0.08
Core earnings, excluding PPP	$76,424	$2.30	$46,301	$1.38	$50,697	$1.48	$36,890	$1.07	$32,539	$0.96	$173,422	$5.15	$112,759	$3.37

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
GAAP net income	$63,912	$58,650	$76,761	$100,669	$116,042	$199,323	$213,978
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	1,585	—	—	38,036
Severance expense	1,058	—	—	—	—	1,058	1,517
Impairments on fixed assets and leases	126	705	220	1,118	—	1,051	—
Merger and acquisition related expenses	—	—	—	—	—	—	320
Loss on sale of consumer installment loans	18,221	—	—	—	—	18,221	—
Legal reserves	—	—	—	—	897	—	897
(Gains) losses on investment securities	1,859	2,494	1,030	43	(4,591)	5,383	(26,058)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,150
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716
Derivative credit valuation adjustment	(358)	(351)	(736)	(180)	(198)	(1,445)	(1,105)
Deposit relationship adjustment fees	—	—	—	—	4,707	—	4,707
Core net income	$84,818	$61,498	$77,275	$103,235	$116,857	$223,591	$253,158

Average total assets	$20,514,366	$20,056,020	$19,129,330	$19,214,241	$19,739,340	$19,904,979	$19,195,114

Core return on average assets	1.64%	1.23%	1.64%	2.13%	2.35%	1.50%	1.76%

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
GAAP net income	$63,912	$58,650	$76,761	$100,669	$116,042	$199,323	$213,978
Reconciling items:
Income tax expense	17,899	18,896	19,332	12,993	36,263	56,127	73,947
Provision (benefit) for credit losses	(7,994)	23,847	15,997	13,890	13,164	31,850	13,536
Provision (benefit) for credit losses on unfunded commitments	254	608	(109)	352	669	753	(572)
Severance expense	1,363	—	—	—	—	1,363	2,004
Net loss from discontinued operations	—	—	—	1,585	—	—	38,036
Impairments on fixed assets and leases	162	914	286	1,260	—	1,362	—
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loss on sale of consumer installment loans	23,465	—	—	—	—	23,465	—
Legal reserves	—	—	—	—	1,185	—	1,185
(Gains) losses on investment securities	2,394	3,232	1,339	49	(6,063)	6,965	(34,161)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,840
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Derivative credit valuation adjustment	(461)	(455)	(957)	(203)	(261)	(1,873)	(1,443)
Deposit relationship adjustment fees	—	—	—	—	6,216	—	6,216
Adjusted net income - pre-tax pre-provision	$100,994	$105,692	$112,649	$130,595	$167,215	$319,335	$340,451

Average total assets	$20,514,366	$20,056,020	$19,129,330	$19,214,241	$19,739,340	$19,904,979	$19,195,114

Adjusted ROAA - pre-tax pre-provision	1.95%	2.11%	2.39%	2.70%	3.36%	2.14%	2.37%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
GAAP net income to common shareholders	$61,364	$56,519	$74,896	$98,647	$110,241	$192,779	$201,487
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	1,585	—	—	38,036
Severance expense	1,058	—	—	—	—	1,058	1,517
Impairments on fixed assets and leases	126	705	220	1,118	—	1,051	—
Merger and acquisition related expenses	—	—	—	—	—	—	320
Loss on sale of consumer installment loans	18,221	—	—	—	—	18,221	—
Legal reserves	—	—	—	—	897	—	897
(Gains) losses on investment securities	1,859	2,494	1,030	43	(4,591)	5,383	(26,058)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,150
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716
Derivative credit valuation adjustment	(358)	(351)	(736)	(180)	(198)	(1,445)	(1,105)
Deposit relationship adjustment fees	—	—	—	—	4,707	—	4,707
Loss on redemption of preferred stock	—	—	—	—	2,820	—	2,820
Core earnings	$82,270	$59,367	$75,410	$101,213	$113,876	$217,047	$243,487

Average total common shareholders' equity	$1,259,711	$1,244,819	$1,252,022	$1,179,478	$1,071,566	$1,252,212	$998,221

Core return on average common equity	25.91%	19.13%	24.43%	34.04%	42.16%	23.17%	32.61%

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
GAAP net income to common shareholders	$61,364	$56,519	$74,896	$98,647	$110,241	$192,779	$201,487
Reconciling items:
Income tax expense	17,899	18,896	19,332	12,993	36,263	56,127	73,947
Provision (benefit) for credit losses	(7,994)	23,847	15,997	13,890	13,164	31,850	13,536
Provision (benefit) for credit losses on unfunded commitments	254	608	(109)	352	669	753	(572)
Net loss from discontinued operations	—	—	—	1,585	—	—	38,036
Severance expense	1,363	—	—	—	—	1,363	2,004
Impairments on fixed assets and leases	162	914	286	1,260	—	1,362	—
Merger and acquisition related expenses	—	—	—	—	—	—	418
Loss on sale of consumer installment loans	23,465	—	—	—	—	23,465	—
Legal reserves	—	—	—	—	1,185	—	1,185
(Gains) losses on investment securities	2,394	3,232	1,339	49	(6,063)	6,965	(34,161)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,840
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Derivative credit valuation adjustment	(461)	(455)	(957)	(203)	(261)	(1,873)	(1,443)
Deposit relationship adjustment fees	—	—	—	—	6,216	—	6,216
Loss on redemption of preferred stock	—	—	—	—	2,820	—	2,820
Pre-tax pre-provision adjusted net income available to common shareholders	$98,446	$103,561	$110,784	$128,573	$164,234	$312,791	$330,780

Average total common shareholders' equity	$1,259,711	$1,244,819	$1,252,022	$1,179,478	$1,071,566	$1,252,212	$998,221

Adjusted ROCE - pre-tax pre-provision	31.01%	33.37%	35.89%	43.25%	60.81%	33.40%	44.30%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Net Interest Margin, Tax Equivalent - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
GAAP net interest income	$159,032	$164,852	$164,699	$193,694	$219,892	$488,583	$491,380
Tax-equivalent adjustment	334	270	239	276	290	843	871
Net interest income tax equivalent	$159,366	$165,122	$164,938	$193,970	$220,182	$489,426	$492,251

Average total interest earning assets	$20,021,455	$19,525,936	$18,572,308	$18,576,433	$19,033,826	$19,378,542	$18,562,912

Net interest margin, tax equivalent	3.16%	3.39%	3.60%	4.14%	4.59%	3.38%	3.55%

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
GAAP net interest income	$159,032	$164,852	$164,699	$193,694	$219,892	$488,583	$491,380
PPP net interest income	(9,632)	(18,946)	(34,615)	(78,647)	(112,005)	(63,193)	(182,632)
Tax-equivalent adjustment	334	270	239	276	290	843	871
Net interest income, tax equivalent, excluding PPP	$149,734	$146,176	$130,323	$115,323	$108,177	$426,233	$309,619

GAAP average total interest earning assets	$20,021,455	$19,525,936	$18,572,308	$18,576,433	$19,033,826	$19,378,542	$18,562,912
Average PPP loans	(1,349,403)	(1,863,429)	(2,641,318)	(3,898,607)	(5,778,367)	(1,946,651)	(5,515,819)
Adjusted average total interest earning assets	$18,672,052	$17,662,507	$15,930,990	$14,677,826	$13,255,459	$17,431,891	$13,047,093

Net interest margin, tax equivalent, excluding PPP	3.18%	3.32%	3.32%	3.12%	3.24%	3.27%	3.17%

Loan Yield, excluding PPP						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
Interest income on loans and leases	$200,457	$168,941	$157,175	$198,000	$233,097	$526,573	$538,822

PPP interest income	(14,666)	(20,572)	(36,894)	(82,086)	(117,102)	(72,132)	(197,071)
Interest income on core loans (Loans and leases, excluding PPP)	$185,791	$148,369	$120,281	$115,914	$115,995	$454,441	$341,751

Average total loans and leases	$15,653,983	$14,918,498	$13,656,991	$14,335,370	$16,192,744	$14,750,473	$16,004,714
Average PPP loans	(1,349,403)	(1,863,429)	(2,641,318)	(3,898,607)	(5,778,367)	(1,946,651)	(5,515,819)
Adjusted average total loans and leases	$14,304,580	$13,055,069	$11,015,673	$10,436,763	$10,414,377	$12,803,822	$10,488,895

Loan yield, excluding PPP	5.15%	4.56%	4.43%	4.41%	4.42%	4.75%	4.36%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
GAAP net interest income	$159,032	$164,852	$164,699	$193,694	$219,892	$488,583	$491,380

GAAP non-interest income	$(9,017)	$12,746	$21,198	$16,991	$25,586	$24,927	$60,876
Loss on sale of consumer installment loans	23,465	—	—	—	—	23,465	—
(Gains) losses on investment securities	2,394	3,232	1,339	49	(6,063)	6,965	(34,161)
Derivative credit valuation adjustment	(461)	(455)	(957)	(203)	(261)	(1,873)	(1,443)
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	24,467
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,840
Core non-interest income	16,381	15,523	21,580	16,837	19,262	53,484	52,579
Core revenue	$175,413	$180,375	$186,279	$210,531	$239,154	$542,067	$543,959

GAAP non-interest expense	$76,198	$76,205	$73,807	$81,548	$80,009	$226,210	$212,759
Severance expense	(1,363)	—	—	—	—	(1,363)	(2,004)
Impairments on fixed assets and leases	(162)	(914)	(286)	(1,260)	—	(1,362)	—
Legal reserves	—	—	—	—	(1,185)	—	(1,185)
Merger and acquisition related expenses	—	—	—	—	—	—	(418)
Deposit relationship adjustment fees	—	—	—	—	(6,216)	—	(6,216)
Core non-interest expense	$74,673	$75,291	$73,521	$80,288	$72,608	$223,485	$202,936

Core efficiency ratio (1)	42.57%	41.74%	39.47%	38.14%	30.36%	41.23%	37.31%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
GAAP total shareholders' equity	$1,386,931	$1,353,390	$1,377,406	$1,366,217	$1,284,299
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,678)	(3,736)	(3,794)
Tangible common equity	$1,245,508	$1,211,967	$1,235,934	$1,224,687	$1,142,711

GAAP total assets	$20,367,621	$20,251,996	$19,163,708	$19,575,028	$19,108,922
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,678)	(3,736)	(3,794)
Tangible assets	$20,363,992	$20,248,367	$19,160,030	$19,571,292	$19,105,128

Tangible common equity to tangible assets	6.12%	5.99%	6.45%	6.26%	5.98%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
GAAP total shareholders' equity	$1,386,931	$1,353,390	$1,377,406	$1,366,217	$1,284,299
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,678)	(3,736)	(3,794)
Tangible common equity	$1,245,508	$1,211,967	$1,235,934	$1,224,687	$1,142,711

GAAP total assets	$20,367,621	$20,251,996	$19,163,708	$19,575,028	$19,108,922
Loans receivable, PPP	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)
Total assets, excluding PPP	$19,212,989	$18,681,836	$16,967,806	$16,325,020	$14,151,565
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,678)	(3,736)	(3,794)
Tangible assets, excluding PPP	$19,209,360	$18,678,207	$16,964,128	$16,321,284	$14,147,771

Tangible common equity to tangible assets, excluding PPP	6.48%	6.49%	7.29%	7.50%	8.08%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands except share and per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
GAAP total shareholders' equity	$1,386,931	$1,353,390	$1,377,406	$1,366,217	$1,284,299
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,678)	(3,736)	(3,794)
Tangible common equity	$1,245,508	$1,211,967	$1,235,934	$1,224,687	$1,142,711

Common shares outstanding	32,475,502	32,449,486	32,957,847	32,913,267	32,537,976

Tangible book value per common share	$38.35	$37.35	$37.50	$37.21	$35.12

Core Loans (Total Loans and Leases, excluding PPP)

(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Total loans and leases	$15,336,688	$15,664,353	$14,073,518	$14,568,885	$15,515,537

Loans receivable, PPP	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)
Core Loans (Loans and leases, excluding PPP)	$14,182,056	$14,094,193	$11,877,616	$11,318,877	$10,558,180

Total loans and leases, excluding loans to mortgage companies and PPP

(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Total loans and leases	$15,336,688	$15,664,353	$14,073,518	$14,568,885	$15,515,537
Loans to mortgage companies	(1,708,587)	(1,975,189)	(1,830,121)	(2,362,438)	(2,626,483)
Loans receivable, PPP	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)
Total loans and leases, excluding loans to mortgage companies and PPP	$12,473,469	$12,119,004	$10,047,495	$8,956,439	$7,931,697

Total Assets, excluding PPP

(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Total assets	$20,367,621	$20,251,996	$19,163,708	$19,575,028	$19,108,922

Loans receivable, PPP	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)
Total assets, excluding PPP	$19,212,989	$18,681,836	$16,967,806	$16,325,020	$14,151,565

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP

(Dollars in thousands except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Loans and leases receivable	$13,762,374	$13,783,155	$12,314,757	$12,268,306	$12,927,956

Loans receivable, PPP	(1,154,632)	(1,570,160)	(2,195,902)	(3,250,008)	(4,957,357)
Loans and leases held for investment, excluding PPP	$12,607,742	$12,212,995	$10,118,855	$9,018,298	$7,970,599

Allowance for credit losses on loans and leases	$130,197	$156,530	$145,847	$137,804	$131,496

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.03%	1.28%	1.44%	1.53%	1.65%